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Exhibit 10.12

SALARIES AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS

Base Salaries

Name and Principal Position	Base Salary as of March 1, 2008 (on an annualized basis)	Base Salary as of April 1, 2008 (on an annualized basis)
John W. Elias Chairman of the Board, President and Chief Executive Officer	$400,000	$400,000
John O. Tugwell Executive Vice President and Chief Operating Officer	$246,000	$246,000	(3)
C.W. MacLeod(1) Senior Vice President Business Development and Planning and Acting Chief Financial Officer	$195,000	$195,000
Kirsten Hink(2) Vice President and Chief Accounting Officer and Controller	$150,000	$156,000

(1)
Mr. MacLeod commenced serving as Acting Chief Financial Officer on July 14, 2008 and ceased serving as Acting Chief Financial Officer on January 6, 2009.

(2)
Ms. Hink was appointed Chief Accounting Officer on July 14, 2008.

(3)
Mr. Tugwell's base salary was increased effective January 26, 2009 to $250,000 (on an annualized basis).

Certain Other Compensation

        Executive officers may receive awards, from time to time, under the Incentive Plan of Edge Petroleum Corporation, as amended and restated, and participate in an annual cash bonus plan, which is described in Exhibit 10.2 to the Company's current report on Form 8-K filed on March 12, 2007. Messrs. Tugwell and MacLeod and Ms. Hink also participate in the Company's 401(k) plan, on the same basis as other employees, pursuant to which certain matching contributions may be made by the Company. In the case of Mr. Elias, the Company pays the premiums on term life insurance. The Company's proxy statement/prospectus for its annual meeting for 2008 contained, and its proxy statement for its annual meeting for 2009 will contain, additional information regarding compensation of executive officers.

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  Exhibit 10.12
SALARIES AND CERTAIN OTHER COMPENSATION OF EXECUTIVE OFFICERS